Exhibit 5.1

February 24, 2016

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase & Co., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company (par value $1.00 per share) (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company (par value $1.00 per share) (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) warrants to purchase currency (the “Currency Warrants”); (viii) Common Stock, Debt Securities and Preferred Stock that may be issued upon exercise of Securities Warrants (as defined below); (ix) units consisting of any combination of Securities (as defined below) (the “Units”) and (x) such indeterminate amount of

JPMorgan Chase & Co.	February 24, 2016

Securities as may be issued in an exchange for or upon conversion of, as the case may be, the Securities. The Common Stock Warrants, Preferred Stock Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants,” the Securities Warrants and the Currency Warrants are hereinafter referred to collectively as the “Warrants,” and the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Company may not receive separate consideration for any Securities that are issued in exchange for, or upon conversion of, as the case may be, Securities. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an aggregate offering price not to exceed $125,000,000,000 or the equivalent thereof in any other currency.

The Senior Debt Securities will be issued under an Indenture dated as of October 21, 2010, as supplemented by the supplemental indentures thereto (as so amended, restated or supplemented, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities will be issued under an Indenture dated as of March 14, 2014, as supplemented by the supplemental indentures thereto (as so amended, restated and supplemented, the “Subordinated Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

JPMorgan Chase & Co.	February 24, 2016

The Depositary Shares will be issued pursuant to a Deposit Agreement (each, a “Deposit Agreement”) between the Company and the depositary named therein (the “Depositary”).

The Securities Warrants will be issued under a Securities Warrant Agreement (each, a “Securities Warrant Agreement”) between the Company and a warrant agent named therein. The Currency Warrants will be issued under a Currency Warrant Agreement (each, a “Currency Warrant Agreement”) between the Company and a warrant agent named therein. The Securities Warrant Agreement and the Currency Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units will be issued pursuant to a Unit Agreement (each, a “Unit Agreement”) between the Company and a unit agent named therein (the “Unit Agent”).

We have examined the Registration Statement, a form of the Common Stock certificate, a form of the Preferred Stock certificate, a form of the Certificate of Designations, a form of Deposit Agreement, the form of depositary receipt for Depositary Shares, the Senior Indenture, the Subordinated Indenture, the forms of Debt Securities and the forms of the Warrant Agreements, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

JPMorgan Chase & Co.	February 24, 2016

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; and (5) at the time of execution, issuance and delivery of the Units, the Unit Agreement will be the valid and legally binding obligation of the Unit Agent. We have assumed further that at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, issuance and delivery of any Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company.

JPMorgan Chase & Co.	February 24, 2016

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of the Board of Directors of the Company (such Board of Directors and committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, assuming (a) the taking by the Board of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations with respect to the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Authorized Body”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Body and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

JPMorgan Chase & Co.	February 24, 2016

5. With respect to the Currency Warrants, assuming (a) the taking of all necessary corporate action by the Authorized Body to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Currency Warrants, upon payment of the consideration for such Currency Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Body and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Currency Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the Preferred Stock represented by such Depositary Shares, and the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the due issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

7. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, (2) the execution and delivery of the Unit Agreement with respect to the Units, (3) the issuance of any Common Stock that is a component of the Units, (4) the issuance of any Preferred Stock that is a component of the Units, (5) the issuance and terms of any Debt Securities that are a component of the Units, (6) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units, (7) the execution and delivery of the Deposit Agreement with respect to any Depositary Shares that are a component of the Units, (b) the due filing of the Certificate of Designations with respect to any such Preferred Stock and (c) the due execution, authentication (in the case of any such Debt Securities), countersignature (in the case of any such Warrants), issuance and delivery of (1) the Units, (2) any such Common Stock, (3) any such Preferred Stock, (4) any such Debt Securities, (5) any such Warrants and (6) the depositary receipts evidencing any such Depositary Shares, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Indenture, in the case of such Debt Securities, the applicable Warrant Agreement, in the case of such Warrants, and the Depositary Agreement, in the

JPMorgan Chase & Co.	February 24, 2016

case of such Depositary Shares, and in accordance with the provisions of the applicable Unit Agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP